As filed with the Securities and Exchange Commission on July 7, 2023
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM F-3
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
Brookfield Business Partners L.P.
(Exact name of registrant as specified in its charter)
Bermuda	Not applicable
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)
73 Front Street, 5th Floor Hamilton HM 12, Bermuda +1 (441) 294-3304 (Address and Telephone Number of Registrant’s Principal Executive Offices)	Brookfield BBP US Holdings LLC Brookfield Place 250 Vesey Street, 15th Floor New York, NY 10281-1023 (212) 417-7000 (Name, Address and Telephone Number of Agent For Service)
Copies to:
Mile T. Kurta, Esq.
Christopher R. Bornhorst, Esq.
Torys LLP
1114 Avenue of the Americas, 23rd Floor
New York, New York 10036
(212) 880-6000
Approximate date of commencement of proposed sale to the public: From time to time on or after the effective date of this Registration Statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C., filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.
Emerging growth company ☐
If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†
The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

Brookfield Business Partners L.P.
Limited Partnership Units
Brookfield Business Partners L.P. (the “partnership”) may, from time to time, issue and sell non-voting limited partnership units (“Units”), and certain selling unitholders may sell Units, in one or more offerings pursuant to this prospectus.
Each time Units are offered, the partnership will provide a prospectus supplement containing more specific information about the particular offering and attach it to this prospectus. The prospectus supplements may also add, update or change information contained in this prospectus.
You should carefully read this prospectus and any accompanying prospectus supplement, together with the documents incorporated by reference, before you invest in the Units.
The Units are traded on the New York Stock Exchange (the “NYSE”) under the symbol “BBU” and the Toronto Stock Exchange (the “TSX”) under the symbol “BBU. UN”.
An investment in the Units involves a high degree of risk. See “Risk Factors” beginning on page 2.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
This prospectus may not be used to consummate sales of securities unless it is accompanied by a prospectus supplement.
The date of this prospectus is July 7, 2023.

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that the partnership filed with the Securities and Exchange Commission (the “SEC”) using a shelf registration process. Under this shelf registration process, the partnership may sell Units in one or more offerings. This prospectus provides you with a general description of the Units. Each time the partnership sells Units, the partnership will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus.
Before you invest, you should read both this prospectus and any applicable prospectus supplement, together with additional information incorporated by reference and described under the heading “Documents Incorporated by Reference.” This prospectus does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. You should refer to the registration statement and the exhibits to the registration statement for further information with respect to us and the securities that may be offered hereunder.
You should rely only on the information contained, or incorporated by reference in this prospectus, any prospectus supplement or any free writing prospectus prepared by the partnership or on the partnership’s behalf. The partnership has not authorized anyone to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. References to this “prospectus” include documents incorporated by reference herein. See “Documents Incorporated by Reference”. The partnership is not making an offer of Units in any jurisdiction where an offer is not permitted and, therefore, this document may only be used where it is legal to offer Units. The information in this prospectus or the documents incorporated by reference is accurate only as of the date on the front of such documents. Our business, financial condition, results of operations and prospects may have changed since then.
Unless the context requires otherwise, when used in this prospectus, the terms “we”, “us” and “our” refer to the partnership collectively with its subsidiary entities and operating entities.
Your ability to enforce civil liabilities under the United States federal securities laws may be affected adversely because the partnership is formed under the laws of Bermuda, certain of the directors of the partnership’s general partner as well as certain of the experts named in this prospectus are residents of jurisdictions outside of Canada and the United States and a substantial portion of the partnership’s assets and the assets of those directors and experts may be located outside of Canada and the United States.
Unless otherwise indicated, all dollar amounts in this prospectus, any prospectus supplement and any “free writing prospectus” are expressed in U.S. dollars and references to “dollars”, “$” or “US$” are to U.S. dollars, and all references to “C$” are to Canadian dollars. All references in this prospectus, any prospectus supplement and any “free writing prospectus” to “Canada” mean Canada, its provinces, its territories, its possessions and all areas subject to its jurisdiction.
CAUTION REGARDING FORWARD-LOOKING INFORMATION
This prospectus, any prospectus supplement and/or “free writing prospectus” and the documents incorporated by reference herein and therein, contain certain “forward-looking information” within the meaning of Canadian provincial securities laws and “forward-looking statements” within the meaning of applicable Canadian and U.S. securities laws. Forward-looking statements include statements that are predictive in nature, depend upon or refer to future events or conditions, include statements regarding our operations, business, financial condition, expected financial results, performance, prospects, opportunities, priorities, targets, goals, ongoing objectives, strategies and outlook, as well as regarding recently completed and proposed acquisitions, dispositions and other transactions, and the outlook for North American and international economies for the current fiscal year and subsequent periods, and include words such as “expects”, “anticipates”, “plans”, “believes”, “estimates”, “seeks”, “intends”, “targets”, “projects”, “forecasts”, “views”, “potential”, “likely” or negative versions thereof and other similar expressions, or future or conditional verbs such as “may”, “will”, “should”, “would” and “could”.
Although we believe that our anticipated future results, performance or achievements expressed or implied by the forward-looking statements and information are based upon reasonable assumptions and
i

expectations, investors and other readers should not place undue reliance on forward-looking statements and information because they involve known and unknown risks, uncertainties and other factors, many of which are beyond our control, which may cause the actual results, performance or achievements of the partnership to differ materially from anticipated future results, performance or achievements expressed or implied by such forward-looking statements and information.
Factors that could cause actual results to differ materially from those contemplated or implied by forward-looking statements include, but are not limited to: general economic conditions and risks relating to the economy, including unfavorable changes in interest rates, foreign exchange rates, inflation and volatility in the financial markets; global equity and capital markets and the availability of equity and debt financing and refinancing within these markets; strategic actions, including our ability to complete dispositions and achieve the anticipated benefits therefrom; the ability to complete and effectively integrate acquisitions into existing operations and the ability to attain expected benefits; changes in accounting policies and methods used to report financial condition (including uncertainties associated with critical accounting assumptions and estimates); the ability to appropriately manage human capital; the effect of applying future accounting changes; business competition; operational and reputational risks; technological change; changes in government regulation and legislation within the countries in which we operate; governmental investigations; litigation; changes in tax laws; ability to collect amounts owed; catastrophic events, such as earthquakes, hurricanes and pandemics/epidemics including COVID-19; the possible impact of international conflicts, wars and related developments including Russia’s invasion of Ukraine, terrorist acts and cyber terrorism; and other risks and factors included in the “Risk Factors” section in this prospectus, in prospectus supplements we may file from time to time, and in the documents incorporated by reference herein and therein.
Statements relating to “reserves” are deemed to be forward-looking statements as they involve the implied assessment, based on certain estimates and assumptions, that the reserves described herein can be profitably produced in the future. We qualify any and all of our forward-looking statements by these cautionary factors. We caution that the foregoing list of important factors that may affect future results is not exhaustive. When relying on our forward-looking statements and information, investors and others should carefully consider the foregoing factors and other uncertainties and potential events. Except as required by law, we undertake no obligation to publicly update or revise any forward-looking statements or information, whether written or oral, that may be as a result of new information, future events or otherwise.
These risk factors and others are discussed in detail in the Annual Report in “Item 3.D “Risk Factors”. New risk factors may arise from time to time and it is not possible to predict all of those risk factors or the extent to which any factor or combination of factors may cause actual results, performance or achievements of the partnership to be materially different from those contained in forward-looking statements or information. Given these risks and uncertainties, the reader should not place undue reliance on forward-looking statements or information as a prediction of actual results. Although the forward-looking statements and information contained in this prospectus and the documents incorporated by reference herein are based upon what we believe to be reasonable assumptions, we cannot assure investors that actual results will be consistent with these forward-looking statements and information. These forward-looking statements and information are made as of the date of this prospectus.
WHERE YOU CAN FIND MORE INFORMATION
The partnership is subject to the information and periodic reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) applicable to “foreign private issuers” (as such term is defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”)) and the partnership will fulfill its obligations with respect to these requirements by filing or furnishing reports with the SEC. In addition, the partnership is required to file documents filed with the SEC with the securities regulatory authority in each of the provinces and territories of Canada. The SEC maintains an internet site that contains reports, proxy and information statements and other information regarding the partnership and other issuers that file electronically with the SEC. The address of the SEC internet site is www.sec.gov. You are also invited to read any reports, statements or other information, other than confidential filings, that the partnership files with the Canadian securities regulatory authorities. These filings are electronically available from the Canadian System for Electronic Document Analysis and Retrieval (SEDAR) at www.sedar.com, the Canadian equivalent of the SEC’s electronic document gathering and retrieval system. This information is also available on the partnership’s website at https://bbu.brookfield.com. The information on our website is not incorporated by reference in this prospectus or the registration statement of which it forms a part, and should not be considered a part of this prospectus or the registration statement of which it forms a part, and any reference to our website in this prospectus or the registration statement of which it forms a part is an inactive textual reference only. Throughout the period of distribution, copies of these materials will also be available for inspection during normal business hours at the offices of the partnership’s service provider at Brookfield Place, 250 Vesey Street, 15th Floor, New York, New York, United States 10281-1023.
As a foreign private issuer, the partnership is exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and its officers, directors and principal unitholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act relating to their purchases and sales of Units. In addition, the partnership is not required under the Exchange Act to file annual, quarterly and current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. However, the partnership intends to file with the SEC, as soon as practicable, and in any event within four months after the end of each fiscal year, an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm. The partnership also intends to furnish quarterly reports on Form 6-K containing unaudited interim financial information for each of the first three quarters of each fiscal year.
DOCUMENTS INCORPORATED BY REFERENCE
The SEC allows the partnership to “incorporate by reference” into this prospectus certain documents that the partnership files with or furnishes to the SEC. This means that the partnership can disclose important information to you by referring to those documents. Any reports filed by the partnership with the SEC after the date of this prospectus and before the date that the offering of Units by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.
The following documents, which have been filed with the securities regulatory authorities in Canada and filed with, or furnished to, the SEC, are specifically incorporated by reference in this prospectus:
1.
the partnership’s annual report on Form 20-F for the fiscal year ended December 31, 2022, dated March 6, 2023 and filed with the SEC on March 7, 2023 (the “Annual Report”), which includes the partnership’s audited consolidated financial statements as at December 31, 2022 and 2021, and for each of the three years in the period ended December 31, 2022 and related notes, together with the independent registered public accounting firm’s reports thereon;

2.
the unaudited interim condensed consolidated financial statements and notes of the partnership as at March 31, 2023 and December 31, 2022 and for the three months ended March 31, 2023 and 2022, and the management’s discussion and analysis of the partnership for the three months ended March 31, 2023 and 2022, included as Exhibit 99.1 to the partnership’s report on Form 6-K filed with the SEC on May 9, 2023 (the “Q1 2023 Report”);

3.
the audited consolidated financial statements of CDK Global, Inc. as of and for the years ended June 30, 2022 and 2021, included as Exhibit 99.1 to the partnership’s report on Form 6-K filed with the SEC on July 7, 2023;

4.
the audited combined financial statements of the Lottery Business (a carve-out of certain operations of Scientific Games Corporation) as of December 31, 2021 and 2020 and for each of the three years in the period ended December 31, 2021, included as Exhibit 99.1 to the partnership’s report on Form 6-K filed with the SEC on May 3, 2022;

5.
the unaudited interim condensed combined financial statements of the Lottery Business (a carve-out of certain operations of Scientific Games Corporation) as of March 31, 2022 and December 31, 2021 and for the three months ended March 31, 2022 and March 31, 2021, included as Exhibit 99.2 to the partnership’s report on Form 6-K filed with the SEC on July 7, 2023;

6.
the unaudited pro forma financial statements of the partnership as of March 31, 2023 and for the twelve months ended December 31, 2022 and three months ended March 31, 2023, included as Exhibit 99.3 to the partnership’s report on Form 6-K filed with the SEC on July 7, 2023; and

7.
the description of the Units as set forth in Exhibit 2.1 to the Annual Report, including any subsequent amendments or reports filed for the purpose of updating such description.

All annual reports filed by the partnership with the SEC on Form 20-F and any Form 6-K filed or furnished with the SEC by the partnership that is identified in such form as being incorporated by reference into the registration statement of which this prospectus forms a part, in each case, subsequent to the date of this prospectus and prior to the termination of this offering, are incorporated by reference into this prospectus as of the date of the filing of such documents. The partnership shall undertake to provide without charge to each person to whom a copy of this prospectus has been delivered, upon the written or oral request of any such person to the partnership, a copy of any or all of the documents referred to above that have been or may be incorporated into this prospectus by reference, excluding exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents. Requests for such copies should be directed to:
Brookfield Business Partners L.P.
Corporate Secretary
73 Front Street, 5th Floor
Hamilton HM 12 Bermuda
+1 (441) 294-3304
Any statement contained in this prospectus, any prospectus supplement, any “free writing prospectus” or in a document incorporated or deemed to be incorporated by reference in this prospectus, any prospectus supplement or any “free writing prospectus” shall be deemed to be modified or superseded, for the purposes of this prospectus, any prospectus supplement or any “free writing prospectus”, as the case may be, to the extent that a statement contained in this prospectus, any prospectus supplement, any “free writing prospectus” or in any other subsequently filed or furnished document which also is or is deemed to be incorporated by reference in this prospectus, any prospectus supplement or any “free writing prospectus”, as the case may be, modifies or supersedes that statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus, any prospectus supplement or any “free writing prospectus”, as the case may be.

SUMMARY
The Offer and Expected Timetable
The partnership or selling unitholders may sell from time to time pursuant to this prospectus (as may be detailed in prospectus supplements) an indeterminate number of the Units. The actual per Unit price of the Units that the partnership will offer pursuant hereto will depend on a number of factors that may be relevant as of the time of offer (see “Plan of Distribution” below).
The Units are listed on the NYSE under the symbol “BBU” and the TSX under the symbol “BBU.UN”.
The Partnership
The partnership is a Bermuda exempted limited partnership that was established on January 18, 2016 under the Bermuda Limited Partnership Act 1883, as amended, and the Bermuda Exempted Partnerships Act 1992, as amended. The partnership’s registered and head office is 73 Front Street, 5th Floor, Hamilton HM 12, Bermuda, and its telephone number is +1 (441) 294-3304.
The partnership was established by Brookfield Corporation (“Brookfield”) to be its flagship public partnership for its business services and industrial operations. The partnership’s operations are primarily located in the United States, Europe, Australia, Canada and Brazil. The partnership is focused on owning and operating high-quality operations that benefit from a strong competitive position and provide essential products and services. The partnership seeks to build value through enhancing the cash flows of its businesses, pursuing an operations-oriented acquisition strategy and opportunistically recycling capital generated from operations and dispositions into its existing operations, new acquisitions and investments. The partnership’s goal is to generate returns to unitholders primarily through capital appreciation with a modest distribution yield.
The partnership’s sole direct investment is a managing general partnership interest in Brookfield Business L.P. (“Holding LP”), through which the partnership holds all of its interests in its operating businesses. The partnership anticipates that the only distributions the partnership will receive in respect of its managing general partnership interests in Holding LP will consist of amounts that are intended to assist the partnership in making distributions to its unitholders in accordance with the partnership’s distribution policy and to allow the partnership to pay expenses as they become due. Distributions to partners of the partnership will be made only as determined by the partnership’s general partner in its sole discretion.
For additional information, please refer to the Annual Report.

RISK FACTORS
An investment in the Units involves a high degree of risk. Before making an investment decision, you should carefully consider the risk factors incorporated by reference from the Annual Report, and the other information incorporated by reference in this prospectus, as updated by the partnership’s subsequent filings with the SEC pursuant to Sections 13(a), 14 or 15(d) of the Exchange Act, which are incorporated herein by reference, and those described in the applicable prospectus supplement. The risks and uncertainties described therein and herein are not the only risks and uncertainties the partnership faces. For more information see “Where You Can Find More Information” and “Documents Incorporated by Reference”.
REASON FOR THE OFFER AND USE OF PROCEEDS
Unless stated otherwise in the applicable prospectus supplement accompanying this prospectus, we expect to use the net proceeds of the sale of Units by the partnership for general corporate purposes. The actual application of proceeds from the sale of any particular offering of Units covered by this prospectus will be described in the applicable prospectus supplement relating to the offering. In the case of a sale of the Units by a selling unitholder, the partnership will not receive any of the proceeds from such sale.
SELLING UNITHOLDERS
Information about selling unitholders, where applicable, will be set forth in a prospectus supplement, in an amendment to the registration statement of which this prospectus is a part, or in filings the partnership makes with the SEC under the Exchange Act and incorporated by reference.
CAPITALIZATION
Each prospectus supplement will include information on the partnership’s capitalization in respect of particular offerings hereunder. For general information regarding the partnership’s capitalization as of March 31, 2023, see the Q1 2023 Report which is incorporated by reference herein.
DESCRIPTION OF THE UNITS
The partnership’s authorized partnership interests consist of an unlimited number of Units and any additional partnership interests representing limited partnership interests of the partnership that may be issued. As of June 30, 2023, there were 74,613,125 Units outstanding (or approximately (i) 144,318,622 Units assuming the exchange of all Redemption-Exchange Units and (ii) 217,273,585 Units assuming the exchange of all Redemption-Exchange Units and all exchangeable shares). The Redemption-Exchange Units are subject to a redemption-exchange mechanism pursuant to which Units may be issued in exchange for Redemption-Exchange Units on a one for one basis. As of June 30, 2023, Brookfield owns, directly and indirectly, approximately 65.4% of the issued and outstanding Units, assuming the exchange of all of the Redemption-Exchange Units and the exchangeable shares. The Units are listed on the NYSE under the symbol “BBU” and on the TSX under the symbol “BBU.UN”.
Our Units are non-voting limited partnership interests in the partnership. The rights of holders of our Units are based on our limited partnership agreement, amendments to which may be proposed only by or with the consent of the partnership’s general partner as described in the Annual Report.
Units of the partnership represent a fractional limited partnership interest in the partnership and do not represent a direct investment in the partnership’s assets and should not be viewed by investors as direct securities of the partnership’s assets. Holders of our Units are not entitled to the withdrawal or return of capital contributions in respect of our Units, except to the extent, if any, that distributions are made to such holders pursuant to our limited partnership agreement or upon the liquidation of the partnership as described in the Annual Report or as otherwise required by applicable law. Except to the extent expressly provided in our limited partnership agreement, a holder of our Units will not have priority over any other holder of our Units, either as to the return of capital contributions or as to profits, losses or distributions. Holders of our Units do not have the ability to call meetings of unitholders, and holders of our Units are not entitled to vote on matters relating to the partnership except as described in the Annual Report.

Holders of our Units will not be granted any pre-emptive or other similar right to acquire additional interests in the partnership, unless otherwise determined by the partnership’s general partner, in its sole discretion. In addition, holders of our Units do not have any right to have their Units redeemed by the partnership. Our Units have no par or other stated value.
For more detailed information on the Units and the limited partnership agreement of the partnership, see “Item 10.B Memorandum and Articles of Association — Description of our Units and our Limited Partnership Agreement” in the Annual Report and the other information incorporated by reference in this prospectus, as updated by the partnership’s subsequent filings with the SEC that are incorporated herein by reference. Certain material U.S. and Canadian federal income tax considerations related to the Units will be described in a prospectus supplement.
PLAN OF DISTRIBUTION
New Issues
The partnership may sell Units to or through underwriters, dealers or to one or more purchasers through agents. The distribution of Units may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at prices to be negotiated with purchasers. In connection with the sale of Units, underwriters may receive compensation from the partnership or from purchasers of Units for whom they may act as agents in the form of concessions or commissions.
Each prospectus supplement relating to the offering of Units will set forth the terms of the offering, including the names of any underwriters, dealers or agents, the purchase price or prices of the offered securities, the proceeds to us from the sale of the offered securities, the underwriting discounts and commissions and any discounts, commissions and concessions allowed or reallowed or paid to dealers.
Under agreements which may be entered into by the partnership, underwriters, dealers and agents who participate in the distribution of Units may be entitled to indemnification by the partnership against certain liabilities, including liabilities under securities legislation in several of the provinces and territories of Canada and in the United States, or to contribution with respect to payments which those underwriters, dealers or agents may be required to make in respect thereof. Those underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, the partnership in the ordinary course of business.
The Units to be offered by the partnership pursuant to this prospectus (other than a secondary offering as detailed below) will be a new issue of securities. Certain broker-dealers may make a market in the Units but will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given that any broker-dealer will make a market in the Units or as to the liquidity of the trading market for such securities.
In connection with any underwritten offering of Units, the underwriters may over-allot or effect transactions which stabilize or maintain the market price of such securities offered at levels above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time.
Secondary Offerings
This prospectus may also, from time to time, relate to offerings by one or more selling unitholders of its or their Units. Selling unitholder(s) may sell all or a portion of the Units beneficially owned by them and offered from time to time directly or through one or more underwriters or dealers. Unless otherwise specified in a prospectus supplement, the selling unitholder(s) will be responsible for underwriting discounts or commissions or agent’s commissions. The selling unitholder(s) may sell its or their Units in one or more transactions at negotiated fixed prices, at prevailing market prices at the time of the sale, or at varying prices determined at the time of sale. These sales may be effected in transactions which may be structured as block trades or using any other method permitted pursuant to applicable laws, rules and regulations, as described in the applicable prospectus supplement.

Underwriters or dealers may receive commissions in the form of discounts, concessions or commissions from the selling unitholder(s). In connection with sales of its Units or otherwise, selling unitholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the Units in the course of hedging in positions they assume. The selling unitholder(s) may also sell its or their Units short and deliver Units covered by this prospectus to close out short positions and to return borrowed securities in connection with such short sales. The selling unitholder(s) may also loan or pledge the Units to broker-dealers that in turn may sell such Units.
SERVICE OF PROCESS AND ENFORCEABILITY OF CIVIL LIABILITIES
The partnership is organized under the laws of Bermuda. A substantial portion of the partnership’s assets are located outside of Canada and the United States and certain of the directors of the partnership’s general partner, as well as certain of the experts named in this prospectus, may be residents of jurisdictions outside of Canada and the United States. The partnership has expressly submitted to the jurisdiction of the Ontario courts and has appointed an agent for service of process in Ontario and in the United States. However, it may be difficult for investors to effect service within Ontario or elsewhere in Canada or the United States upon those directors and experts who are not residents of Canada or the United States, as applicable. Investors are advised that it may also not be possible for investors to enforce judgments obtained in Canada or the United States against any person or company that is incorporated, continued or otherwise organized under the laws of a foreign jurisdiction or resides outside of Canada or the United States, even if the party has appointed an agent for service of process. Furthermore, it may be difficult to realize upon or enforce in Canada or the United States any judgment of a court of Canada or the United States against the partnership, the directors of the partnership’s general partner or the experts named in this prospectus since a substantial portion of the partnership’s assets and the assets of such persons may be located outside of Canada and the United States.
The partnership has been advised by counsel that there is no treaty in force between Canada and Bermuda or the United States and Bermuda providing for the reciprocal recognition and enforcement of judgments in civil and commercial matters. As a result, whether a Canadian or U.S. judgment would be enforceable in Bermuda against the partnership, the directors of the partnership’s general partner or the experts named in this prospectus depends on whether the Canadian or U.S. court that entered the judgment is recognized by a Bermuda court as having jurisdiction over the partnership, the directors of the partnership’s general partner or the experts named in this prospectus, as determined by reference to Bermuda conflict of law rules. The courts of Bermuda would likely give recognition to a valid, final and conclusive in personam judgment obtained in a Canadian or U.S. court pursuant to which a debt or definitive sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) as long as: (i) the Canadian or U.S. court issuing the judgment had proper jurisdiction over the parties subject to the Canadian or U.S. judgment and had jurisdiction to give the judgment as a matter of Bermuda law; (ii) the Canadian or U.S. court issuing the judgment did not contravene the rules of natural justice of Bermuda; (iii) the Canadian or U.S. judgment was not obtained by fraud and (iv) the enforcement of the Canadian or U.S. judgment would not be contrary to the public policy of Bermuda; this is likely to be the case if, for example, there is a Bermuda judgment which conflicts with the judgment of the foreign court in respect of which the enforcement is sought or if the judgment creditor has unsettled judgment debts in Bermuda.
In addition to and irrespective of jurisdictional issues, Bermuda courts will not enforce a provision of Canadian or U.S. federal securities laws that is either penal in nature or contrary to public policy. It is the advice of the partnership’s Bermuda counsel that an action brought pursuant to a public or penal law, the purpose of which is the enforcement of a sanction, power or right at the instance of the state in its sovereign capacity, is unlikely to be enforced by a Bermuda court. Specified remedies available under the laws of Canadian or U.S. jurisdictions, including specified remedies under Canadian securities laws or U.S. federal securities laws, would not likely be available under Bermuda law or enforceable in a Bermuda court, as, among other reasons, they may be contrary to Bermuda public policy. Further, no claim may be brought in Bermuda against the partnership, the directors of the partnership’s general partner or the experts named in this prospectus in the first instance for a violation of Canadian securities laws or U.S. federal securities laws because these laws have no extraterritorial application under Bermuda law and do not have force of law in Bermuda.

LEGAL MATTERS
Unless otherwise specified in any applicable prospectus supplement, the validity of the Units offered by this prospectus and other matters of Bermuda law will be passed upon by Appleby (Bermuda) Limited, Bermuda counsel to the partnership.
EXPERTS
The financial statements of the partnership as of December 31, 2022 and 2021, and for each of the three years in the period ended December 31, 2022, incorporated by reference in this prospectus, and the effectiveness of the partnership’s internal control over financial reporting have been audited by Deloitte LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing. The offices of Deloitte LLP are located at 8 Adelaide Street West, Toronto, Ontario M5H 0A9.
The financial statements of CDK Global, Inc. as of June 30, 2022 and 2021 and for each of the two years in the period ended June 30, 2022, incorporated by reference in this prospectus from Exhibit 99.1 to the partnership’s report on Form 6-K filed on July 7, 2023, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing. The offices of Deloitte & Touche LLP are located at 111 S. Wacker Drive, Suite 1800, Chicago, Illinois 60606.
The combined financial statements of the Lottery Business (a carve-out of certain operations of Scientific Games Corporation) as of December 31, 2021 and 2020, and for each of the three years in the period ended December 31, 2021, incorporated by reference in this prospectus, have been audited by Deloitte & Touche LLP, an independent auditor, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing. The address of Deloitte & Touche LLP is 3883 Howard Hughes Parkway, Suite 400, Las Vegas, Nevada 89169.
EXPENSES
The following are the estimated expenses of the offering of the securities being registered under the registration statement of which this prospectus forms a part, all of which will be paid by the partnership.
SEC registration fee	$	*
NYSE and TSX listing fees		**
Blue sky fees and expenses		**
Transfer agent fees		**
Printing and engraving costs		**
Legal fees and expenses		**
Accounting fees and expenses		**
Miscellaneous		**
Total		**

*
The partnership is registering an indeterminate amount of securities under the registration statement of which this prospectus forms a part and in accordance with Rules 456(b) and 457(r), the partnership is deferring payment of all of the registration fee.

**
The applicable prospectus supplement will set forth the estimated aggregate amount of expenses payable in respect of any offering of securities.

Brookfield Business Partners L.P.
Limited Partnership Units

PROSPECTUS

July 7, 2023

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS
ITEM 8.
INDEMNIFICATION OF DIRECTORS AND OFFICERS

The sections of the Registrant’s Annual Report entitled “Item 7.B Related Party Transactions — Master Services Agreement”, “Item 6.C Board Practices — Indemnification and Limitations on Liability” and “Item 10.B Memorandum and Articles of Association — Description of Our Units and Our Limited Partnership Agreement — Indemnification; Limitations on Liability” include disclosure relating to the indemnification of the partnership’s directors and officers and are incorporated by reference herein.
ITEM 9.
EXHIBITS

The following exhibits are filed herewith or incorporated by reference herein:
Exhibit	Description
3.1
Certificate of registration of Brookfield Business Partners L.P., registered as of January 18, 2016 (incorporated by reference to Exhibit 3.1 to Brookfield Business Partners L.P.’s Registration Statement on Form F-1, originally filed on October 27, 2015 (Registration No. 333-207621)).

3.2
Amended and Restated Limited Partnership Agreement of Brookfield Business Partners L.P., dated May 31, 2016 and as thereafter amended (incorporated by reference to Exhibit 99.1 to Brookfield Business Partners L.P.’s Report on Form 6-K, filed on May 21, 2020).

3.3
Bye-Laws of Brookfield Business Partners Limited, dated June 16, 2016 (incorporated by reference to Exhibit 1.3 to Brookfield Business Partners L.P.’s Annual Report on Form 20-F for the year ended December 31, 2017, filed on March 9, 2018).

3.4
Amended and Restated Limited Partnership Agreement of Brookfield Business Partners L.P., dated May 31, 2016, as amended by the first amendment thereto, dated June 16, 2016, and as further amended by the second amendment thereto, dated May 18, 2020 (incorporated by reference to Exhibit 1.2 to Brookfield Business Partners L.P.’s Annual Report on Form 20-F for the year ended December 31, 2022, filed on March 7, 2023).

3.5
Third Amendment to the Amended and Restated Limited Partnership Agreement of Brookfield Business Partners L.P., dated March 15, 2022 (incorporated by reference to Exhibit 99.1 to Brookfield Business Partners L.P.’s Current Report on Form 6-K, filed on March 30, 2022).

3.6
Bye-Laws of Brookfield Business Partners Limited, dated June 16, 2016 (incorporated by reference to Exhibit 1.3 to Brookfield Business Partners L.P.’s Annual Report on Form 20-F for the year ended December 31, 2017, filed on March 9, 2018).

5.1	Opinion of Appleby (Bermuda) Limited, as to certain matters of Bermuda law.
8.1*	Opinion of Torys LLP, as to certain tax matters.
23.1	Consent of Deloitte LLP (in respect of Brookfield Business Partners L.P.).
23.2	Consent of Deloitte & Touche LLP (in respect of CDK Global, Inc.).
23.3	Consent of Deloitte & Touche LLP (in respect of the Lottery Business (a carve-out of certain operations of Scientific Games Corporation)).
23.4	Consent of Appleby (Bermuda) Limited (included in the opinion filed as Exhibit 5.1).
24.1	Power of Attorney (included in the signature page).
107	Filing Fee Table.

*
To be filed by amendment or as an exhibit to a document to be incorporated by reference, if applicable.

ITEM 10.
UNDERTAKINGS

(a)
The undersigned Registrant hereby undertakes:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)
To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)
To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “Commission”), pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20-percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

Provided, however, that:
Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in this Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this Registration Statement.
(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
To file a post-effective amendment to this Registration Statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference herein.

(5)
That for the purpose of determining liability under the Securities Act to any purchaser:

(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this Registration Statement as of the date the filed prospectus was deemed part of and included in this Registration Statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of this Registration Statement or made in a document incorporated or deemed incorporated by reference into this Registration Statement or prospectus that is part of this Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in this Registration Statement or prospectus that was part of this Registration Statement or made in any such document immediately prior to such effective date; and

(6)
That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities: the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)
Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)
Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)
Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)
The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hamilton, Bermuda, on July 7, 2023.
BROOKFIELD BUSINESS PARTNERS L.P., by its general partner, BROOKFIELD BUSINESS PARTNERS LIMITED
By:	/s/ Jane Sheere Name: Jane Sheere Title: Secretary
POWER OF ATTORNEY
Each person whose signature appears below constitutes and appoints Cyrus Madon, Jaspreet Dehl and Jane Sheere, and each of them, as attorneys-in-fact with full power of substitution for him or her in any and all capacities to do any and all acts and all things and to execute any and all instruments which said attorney and agent may deem necessary or desirable to enable the registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission thereunder, in connection with the registration under the Securities Act of limited partnership units of the registrant, including, without limitation, the power and authority to sign the name of each of the undersigned in the capacities indicated below to the registration statement on Form F-3 to be filed with the Securities and Exchange Commission with respect to such limited partnership units, to any and all amendments or supplements to such registration statement, whether such amendments or supplements are filed before or after the effective date of such registration statement, to any related registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to any and all instruments or documents filed as part of or in connection with such registration statement or any and all amendments thereto, whether such amendments are filed before or after the effective date of such registration statement; and each of the undersigned hereby ratifies and confirms all that such attorney and agent shall do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on July 7, 2023.
Signature	Title
/s/ Cyrus Madon Cyrus Madon	Chief Executive Officer of Brookfield Private Equity L.P., a service provider to the Registrant (Principal Executive Officer)
/s/ Jaspreet Dehl Jaspreet Dehl	Chief Financial Officer of Brookfield Private Equity L.P., a service provider to the Registrant (Principal Financial and Accounting Officer)
/s/ Jeffrey Blidner Jeffrey Blidner	Director of Brookfield Business Partners Limited
/s/ Stephen Girsky Stephen Girsky	Director of Brookfield Business Partners Limited
/s/ David Hamill David Hamill	Director of Brookfield Business Partners Limited

Signature	Title
/s/ Anne Ruth Herkes Anne Ruth Herkes	Director of Brookfield Business Partners Limited
/s/ John Lacey John Lacey	Director of Brookfield Business Partners Limited
/s/ Don Mackenzie Don Mackenzie	Director of Brookfield Business Partners Limited
/s/ Patricia Zuccotti Patricia Zuccotti	Director of Brookfield Business Partners Limited

AUTHORIZED U.S. REPRESENTATIVE
Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, as amended, the undersigned has signed this Registration Statement, solely in the capacity of the duly authorized representative of Brookfield Business Partners L.P. in the United States, on this 7th day of July, 2023.
BROOKFIELD BBP US HOLDINGS LLC
By:	/s/ Sean McLaughlan Name: Sean McLaughlan Title: Managing Director